UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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SUN RIVER ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

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August 28, 2012

Dear Fellow Stockholders:

On Wednesday, October 17, 2012, Sun River will hold its annual shareholders’ meeting at the DoubleTree by Hilton, 8250 N. Central Expressway, Dallas, Texas 75206.  As you all are aware the past year was tough.  Several factors affected the Company, including but not limited to, decline of natural gas prices, struggling economy, tightening credit markets and difficulty in raising sufficient capital to complete work on wells that would have increased production.  However, we are still here and we have several positive things to report.

1)
In July 2012, the Company sold its gold, coal, copper, silver and iron-ore to Mericol, Inc. for $500,000 in cash and approximately 50% of Mericol’s outstanding stock at the time of the sale.  Because coal and these other minerals are not the Company’s focus, the sale allowed us to monetize their value and allows management to continue its focus on the Company’s oil and gas assets.  Under the terms of the deal, Mericol is obligated to spend at least $1,000,000 towards obtaining a National Instrument 43-101 report, which will be instrumental in monetizing the coal interests.  These funds have been raised and Mericol is vetting professional engineers and geologist to start the process.  As an aside note, Mericol will be changing its name to Maxwell Resources, Inc. in the very near future.

2)
To combat the decline in natural gas prices, we shifted the Company’s focus to oil.  We have entered into a PSA with Katy East Texas Resources wherein they are purchasing approximately 500 acres of our shallow oil rights and which will result in our debt with Katy being cut essentially in half and the term being extended.

We have also completed six (6) intense months of geological and engineering work on the Colfax asset’s shallow oil prospects.  This work was essential for the Company to properly market these shallow oil prospects.  We believe we have over 120,000 acres in the Granite Wash on our Colfax acreage.  At NAPE last week in Houston, we had 10 serious expressions of interest from Super Majors and Major independents as well as a hand full of private companies in developing this prospect.  We are diligently working to put the appropriate confidentiality agreement in place to continue these discussions as fast as practical.

Finally, although natural gas is still not where producers would like it to be, our technical team believes it has risen enough in light of our liquids rich production from our East Texas wells, to spend some funds enhancing existing production.  We will be discussing our financing options with investors over the next several weeks in order to fund this activity.  If you wish to hear about this opportunity please let us know.

3)
We have also lowered overhead by laying off employees, not replacing employees who resigned, relocating our office to less expensive space, and reducing all employees’ salaries by a 20% beginning in January 2012.

We look forward to seeing you on October 17, 2012.

Very truly yours,

Donal R. Schmidt, Jr.
Chairman and Chief Executive Officer

5646 Milton Street, Suite 130, Dallas, TX 75206 – 800.669.6511 or 214.369.7300 – 214.369.7301 fax
www.snrv.com

SUN RIVER ENERGY, INC.
5646 Milton Street, Suite 130
Dallas, Texas 75206

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER17, 2012

To the Shareholders of SUN RIVER ENERGY, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of the Shareholders of Sun River Energy, Inc., a Colorado corporation (“Sun River” or the “Company”), will be held at 10:00 a.m., Dallas, Texas time, on October17, 2012 at DoubleTree by Hilton, 8250 N. Central Expressway, Dallas, Texas 75206, for the following purposes:

1.	To elect five directors to serve until the 2013 Annual Meeting of Shareholders; and

2.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on August 20, 2012 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

You may be required to present proof of share ownership (for example, a recent statement from your broker).

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

/s/ James E. Pennington
James E. Pennington
General Counsel and Corporate Secretary

Dallas, Texas
August 28, 2012

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. “STREET NAME” SHAREHOLDERS WHO WISH TO VOTE THEIR SHARES IN PERSON WILL NEED TO OBTAIN A PROXY FROM THE PERSON IN WHOSE NAME THEIR SHARES ARE REGISTERED.

SUN RIVER ENERGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER17, 2012

PROXY STATEMENT

TIME, DATE AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Sun River Energy, Inc., a Colorado corporation (the “Company” or “Sun River”), of proxies from the holders of our common stock, par value $0.0001 per share, for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at DoubleTree by Hilton, 8250 N. Central Expressway, Dallas, Texas 75206, at 10:00 a.m., Dallas, Texas time, on October 17, 2012, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Annual Meeting.

The approximate date this proxy statement and the enclosed form of proxy are first being sent to shareholders is August 28, 2011. Shareholders should review the information provided herein in conjunction with our Annual Report to Shareholders, which can be found on our website, www.snrv.com. Our principal executive offices are located at 5646 Milton Street, Suite 130, Dallas, Texas 75206, and our telephone number is (214) 369-7300.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of our Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries.  The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation with the solicitation of proxies, although it may do so if deemed appropriate.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1.	To elect five directors to serve until the 2013 Annual Meeting of Shareholders; and

2.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth herein) will be voted (a) “FOR” the election of the respective nominees for director named in the section titled “Proposal 1:  Election of Directors” and (b) to authorize the persons named as proxy in the accompanying proxy card to vote, in their discretion, upon such other matters that may properly come before the Annual Meeting.  The Board of Directors knows of no other business that may properly come before the Annual Meeting.  In the event a shareholder specifies a different choice by means of the enclosed proxy, the shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Our Board of Directors has set the close of business on August 20, 2012, as the record date for determining which of our shareholders are entitled to notice of, and to vote, at the Annual Meeting.  As of the record date, there were approximately 41,311,639 shares of common stock that are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

To carry on the business of the Annual Meeting, we must have a quorum. Under the Company’s bylaws, the attendance, in person or by proxy, of the holders of at least one-third of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for all matters proposed. Except as noted below, votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the Annual Meeting (Proposal 1). The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposal (Proposal 2) covered by this proxy statement. If a shareholder provides specific voting instructions, his or her shares will be voted as instructed.  If a shareholder holds shares in his or her name and returns a properly executed proxy without giving specific voting instructions, the shareholder’s shares will be voted FOR Proposals 1 and 2, as recommended by the Company’s Board of Directors.  If less than a quorum of the outstanding shares entitled to vote is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal, such as Proposals 1. This vote is called a “broker non-vote.”  Broker non-votes do not affect the voting results for Proposal 2 and therefore, do not affect that proposal.

Abstentions and broker non-votes will count for quorum determination purposes. However, abstentions and broker non-votes will not be included in any vote totals and, therefore, will have no effect on the outcome of the vote on any matter.

Management of the Company-Directors and Executive Officers

Name	Age	Positions Held	Director/Officer Since
Donal R. Schmidt, Jr.	51	Chairman of Board, President, Chief Executive Officer, Chief Financial Officer, Director	2010
Stephen W. Weathers	52	Director	2006
Robert B. Fields	75	Director	2010
Daniel M. Cofall	57	Director	2011
Mark A. Hall	53	Director	2012
Thimothy S. Wafford	52	Chief Operating Officer	2010
Judson F. Hoover	54	Chief Financial Officer	2011
James E. Pennington	53	General Counsel and Secretary	2011
Jay Leaver	49	Vice President of Geology	2010
Denis Schmidt	46	Treasurer	2010

Donal R. Schmidt, Jr was appointed as Chairman of the Board and as our Chief Executive Officer and President effective August 3, 2010.  For the previous 11 years, Mr. Schmidt has been an independent oil and gas producer.  Mr. Schmidt is a managing member of FTP Oil and Gas I LLC, the General Partner of FTP Oil and Gas LP (“FTP”). FTP is a limited partnership formed for the acquisition of leases in the Permian Basin located in West Texas.  Mr. Schmidt was also the managing member of PC Operating LLC, which conducted drilling, and operations for FTP and other working interest partners.  From 2005 until 2009, Mr. Schmidt was Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer and Director of Dorado Exploration Inc.; Director of Dorado Operating Inc.; and President of the Managing Member of the General Partner of Dorado Beckville Partners I LP.  Dorado Exploration Inc., Dorado Operating Inc. and Dorado Beckville I LP each filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the spring of 2008.  Through the approved plans of reorganization for each company, all allowed claims were paid in full and preferred shareholders of Dorado Exploration Inc. received $1.375 for their $1.00 preferred stock.  From June 5, 2000 through December 31, 2004, he served as the managing member of Fredonia East Texas Property Acquisition Co., LLC and Longhorn Compression, LLC, where Mr. Schmidt was responsible for the land, legal, accounting, gas marketing and management of the financial assets of both companies.  Fredonia East Texas Property Acquisition Co., LLC, was a non-operating working interest holding company and Longhorn Compression, LLC, is a company that owns compressors used on oil and gas wells.  Mr. Schmidt served on the Board of Directors of INTREorg Systems, Inc. (OTCBB:IORG) from May 17, 2011 to February 15, 2012.  Mr. Schmidt is the brother of Sun River’s Treasurer (see below for a short biography of the Treasurer).

Mr. Schmidt is a licensed attorney and Certified Public Accountant in the State of Texas.  He graduated with a B.S. in Mathematics and a minor in Chemistry from Texas Tech University in 1984.  Additionally, he earned both an M.B.A. in Finance (1988) and M.S. in Accounting (1987) from the University of Texas at Dallas.  Mr. Schmidt, a member of law review, graduated from Texas Wesleyan University School of Law in 1996.

Stephen W. Weathers has served as one of our directors since 2006.  He has worked as an environmental geologist both in the mining industry and oil and gas industry.  His duties included permitting, environmental compliance, environmental remediation/reclamation and natural gas asset acquisitions both in the United States and Canada.  Mr. Weathers worked for Maxxim Environmental/Terracon from 1995 through 1999 and currently works as a Principal Environmental Specialist in the Environmental Remediation and Transactional Support Group for DCP Midstream, LP (formerly Duke Energy Field Service), which is a natural gas gathering and processing company (1999-Present).  Mr. Weathers is a Professional Geologist registered in the State of Texas and earned his B. S. in Geology from Boise State University.  Mr. Weathers served as a director of Atomic Paintball from January 29, 2010 to March 16, 2012.

Robert B. Fields was appointed to our Board of Directors effective August 3, 2010.  From July 27, 2006 to August 6, 2008, Mr. Fields served on the Board of Directors of Dorado Exploration Inc. Dorado Exploration Inc. and its affiliates filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code as described above. Since 2006, Mr. Fields has served as the managing member of PetroFields LLC, his personal oil and gas investment venture based in New York. Since February 15, 2001, Mr. Fields has served as the Chairman of ActForex, Inc., a New York fully hosted management service provider of proprietary software for currency trading. From April 2008 to the annual shareholder meeting on June 8, 2010, Mr. Fields served on the board of directors of Sky People Fruit Juice (NASDAQ:SPU). Mr. Fields has served as a director of China Green Agriculture (NYSE:CGA) from February 8, 2010 to its annual meeting in December 2011, and he served as Chairman of its Compensation Committee and member of its Audit Committee. From June 2005 through the annual shareholder meeting on May 31, 2006, Mr. Fields served on the Board of Directors and as Chairman of the Audit Committee of Genoil Inc. (OTCBB:GNOLF). From 1999 to 2002, Mr. Fields was an advisor to Laidlaw Global Corp., an AMEX-listed securities firm. Mr. Fields has served on the Board of Directors of Statmon Technologies, Inc. (OTCBB:STCA), from June 2000 to December 2011, and he served as Chairman of its Audit Committee. From 1997 to 1998, Mr. Fields served as Vice Chairman and, from 1997 to 1999, as a director of Laidlaw Ship Funding Ltd. Mr. Fields recently served as the President of the Friars National Association Foundation, Inc., a philanthropy of the arts based in New York, and since 1998 Mr. Fields has held various officer positions with the organization and is now a Trustee. From 1995 to 1998, he was a director of Hospital Staffing Services, Inc. (NYSE:HSS). Prior to that Mr. Fields also served as President and CEO of L'Express Inc., a New Orleans based interstate regional airline, Executive Vice President of American Finance Group in Boston until its sale to Xerox Credit VMS, and as a director and a member of the Audit Committee of Flight International Group of Newport News, Virginia, a public company. Additionally, Mr. Fields was managing director of Equifund, L.P. Since 1979, he has served as the President of Tradestar Ltd., his wholly-owned consulting firm that specializes in asset appreciation.

Daniel M. Cofall was appointed to our Board of Directors effective September 14, 2011.  Mr. Cofall currently serves as Co-Chairman and Chief Financial Officer of NorAm Capital Holdings, Inc., one of only seven public companies in the debt-management business.  NorAm provided debt management services to financial institutions regarding charged-off debt disposition.  NorAm also includes NorAm Asset Management, Inc., a wealth management company for high net worth individuals and NorAm Media Group, a company that produces content for radio shows.  He founded and is Chief Executive Officer of NorAm Intelligence, Inc.; a private intelligence company serving the commercial, media and government markets.  Mr. Cofall earned a BBA in Accounting and Finance from the University of Notre Dame and an MBA in Finance and Real Estate from Southern Methodist University.  He began his career at Ernst & Young before joining the Coca Cola Bottling Group as Director of Finance.  He also served as Vice President of Finance for Affiliated Computer Systems.  Mr. Cofall later co-founded BrightStar Information Technology Group, Inc., successfully spearheading the company’s IPO in 1998.  Mr. Cofall served as an adjunct Professor of Finance at the University of Dallas Graduate School of Management for more than 13 years teaching Corporate Financial Management I and II.  He is a regular contributor to the national financial media, including the award winning financial web site Minyanville and is a contributor to the Huffington Post – Financial Section and local publications such as Grand Luxe Magazine and Scoreboard Magazine.  Dan also hosts the daily financial talk show, “The Wall Street Shuffle”, heard daily from 4-6pm on CNN1190am in the Dallas/Fort Worth area and around the world via iTunes and the Internet.  The show promoted two simple areas…Capitalism and Constitutionalism. With the right blend of knowledge, insight, humor, sarcasm and cynicism, the show deals with the financial and political events of the day.  He is a member of the Ludwig von Mises Institute, Business Executives for National Security (“BENS”) as well as the Dallas Council on Foreign Relations ("DCFR").  He is a member of the Dallas Gun Club and the National Rifle Association.

Mark A. Hall was appointed to our Board of Directors effective April 3, 2012.  Mr. Hall has been appointed as a member of the Company’s Compensation and Management Development Committee and he is expected to be appointed to the Audit Committee and Nomination and Governance Committee.  Mr. Hall currently serves as the Chief Executive Officer and is a member of the Board of Directors of Fusion Laboratories, Inc.  Prior to that appointment, Mr. Hall served as the Chief Business Officer for Fusion Labs., a technology holding company based in Dallas, Texas, that manages companies specializing in the application of enabling  technologies to high growth  industries and specialized  markets.  At Fusion Laboratories, Inc., Mr. Hall is responsible for financial operations, corporate strategy, Investor equity, customer acquisition, and channel fulfillment for the Fusion Labs. multiple business units.  Prior to founding Fusion Labs, Inc., Mr. Hall was Partner and Executive Vice President of BRBA, where he assisted in the subsequent IPO of the company onto the NASDAQ exchange.   Mr. Hall has over thirty years of experience working with development organizations from start up to exit.  Throughout his career, Mr. Hall has had various roles and held senior management responsibilities in private and public companies including; SimTec, Businessland, Bell Atlantic, Trammell Crow Joint Ventures, (the INFOMART), BRBA, and BrightStar Information Technology Group.  In addition, Mr. Hall was co-founder of Commerce Catalyst, BrightStar Information Technology Group, and Fusion Laboratories, Inc.  Mr. Hall has served on the Board of Directors, for several national and regional companies providing guidance for Vision Source Optical, Living Naturally, Capital Adventures, Apogee Marketing, and diligently works with several large philanthropic Foundations that provide economic assistance and strategic visioning for nonprofit organizations throughout the U.S.  Mr. Hall served on the Board of Directors of INTREorg Systems, Inc. (OTCBB:IORG) from May 17, 2011 to March 26, 2012.

Thimothy S. Wafford was appointed as our Chief Operating Officer effective August 3, 2010.  Mr. Wafford has over 26 years of diversified experience in the oil and gas industry, and has worked with Mr. Schmidt as an independent oil and gas producer for the previous 11 years.  He has also worked as a Petroleum Reservoir Engineer both domestically and internationally.  Mr. Wafford was President of Essex Energy of Texas, Inc. from August 1, 2000 through May 13, 2003.  Essex Energy of Texas, Inc., an entity in which Mr. Wafford was the sole director, officer and owner, was an oil and gas operating company that filed a Voluntary Petition of Bankruptcy under Chapter 7 of the Bankruptcy Code on December 2, 2002.  Essex Energy of Texas was liquidated and discharged from bankruptcy on May 13, 2003.  From December 2002 through May 2010, Mr. Wafford was President of Waterman Oil & Gas, Inc.  In these positions, Mr. Wafford was responsible for acquisitions and divestitures, drilling and completions, production and pipeline operations, gas gathering, processing and compression.  From April 1, 2003 through January 25, 2005, Mr. Wafford was responsible for acquisitions and divestitures, drilling and completions, production and pipeline operations, gas gathering, processing and compression with respect to the properties that were contributed to Dorado Beckville Partners I LP by Mr. Wafford and Mr. Schmidt.  From January 25, 2005 to December 31, 2008, Mr. Wafford served as Chief Operating Officer and Director of Dorado Exploration Inc. Dorado Exploration Inc. and its affiliates filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code as described above.  Mr. Wafford served on the Board of Directors of INTREorg Systems, Inc. (OTCBB:IORG) from May 17, 2011 to April 12, 2012.

Mr. Wafford graduated from Texas A&M University in 1984 with a B.S. in Petroleum Engineering.  He also earned both an M.B.A. Finance and M.S. Accounting from the University of Texas at Dallas in 1988. In 1998, he began his career as an independent oil and gas producer.

Judson “Rick” F. Hoover was appointed as the Company’s Chief Financial Officer on March 31, 2011.  From January 12, 2011 to March 31, 2011, Mr. Hoover was employed by the Company on an interim basis to provide financial and other services to the Company.  He received his Bachelor of Science degree from Regis University in 1986. Shortly after graduation, he received his Certificate of Public Accounting in the State of Colorado.  From December 2004 to March 2007, Mr. Hoover served as CFO for Ness Energy International, a publicly traded oil and gas company with operations in Texas and Israel.  From June 2007 to June 2009, he served as Controller for Union Drilling, Inc., a publicly traded oil field services company.

James E. Penningtonwas appointed as the Company’s General Counsel and Secretary on March 31, 2011.  Mr. Pennington acted as the Company’s General Counsel from January 12, 2011 to March 31, 2011.  Mr. Pennington is licensed to practice law in both Texas and Colorado.  He received his J.D. from Southern Methodist University School of Law in 1986 and a BBA from Texas A&M University in 1981.  Mr. Pennington has been practicing law for 25 years, and he has an AV rating, which is the highest rating given to an attorney by the Martindale-Hubbell Law Directory.  Prior to joining Sun River, Mr. Pennington developed an established law practice at his own firm, Law Offices of James E. Pennington, P.C., which he ran successfully for over 15 years.

Jay Leaverwas appointed as our Vice President of Geology on January 12, 2011.  Mr. Leaver had been the Company’s Senior Geologist since December 22, 2010.  He previously served as our Interim-President from September 23, 2009 to August 3, 2010, and as consulting geologist from August 3, 2010 to December 22, 2010.  He was employed with Thomason Partners Associates, Inc. ("TPA") on prospect development in the Rocky Mountain Region, and in the Appalachian, Michigan, and Illinois Basins from 1991 to 2010, and worked on projects that led to economic hydrocarbon discoveries in North Dakota, Utah, Idaho, and Australia.  Prior to joining TPA, from 1989 to 1991 he was employed as geologist at Western States Minerals, a small gold mining company with properties in Utah, Nevada, and California.  From 1987 to 1989, Mr. Leaver was employed as a geological technician and later a geologist at Pendleton Land and Exploration, a small oil exploration company.  In 2006, Mr. Leaver was promoted to Vice President of Geoscience at TPA, responsible for ensuring a high degree of geophysical and geochemical technology was applied to TPA projects.  In 2008, Mr. Leaver was promoted to Executive Vice President at TPA, responsible for managing the flow of projects through the TPA pipeline.  Mr. Leaver received his B.S. degree in Geological Engineering from the Colorado School of Mines in 1986. Mr. Leaver is a member of the American Association of Petroleum Geologists and the Society of Exploration Geophysicists.  In 2009, he served as elected Secretary of the local AAPG Section, the Rocky Mountain Association of Geologists.

Denis Schmidt was appointed as our Treasurer on August 3, 2011.  Previously, Mr. Schmidt was Treasurer of PC Operating LLC.  From 2006 until 2009, Mr. Schmidt was Treasurer of Dorado Exploration Inc. and Dorado Operating Inc.; and Treasurer of the Managing Member of the General Partner of Dorado Beckville Partners I LP.  Mr. Schmidt was Treasurer of FTP Oil and Gas LP, (“FTP”). FTP is a limited partnership formed for the acquisition of leases in the Permian Basin located in West Texas.  Dorado Exploration Inc., Dorado Operating Inc. and Dorado Beckville I LP each filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the spring of 2008.  Through the approved plans of reorganization for each company all allowed claims were paid in full and preferred shareholders of Dorado Exploration Inc. received $1.375 for their $1.00 preferred stock.  In August of 2010 some FTP assets were acquired by Sun River.  He graduated with a B.B.A. in accounting (1990) and a M.B.A. with a minor in Computer Information Systems from Tarleton State University in 1991.  Denis Schmidt is the brother of Donal R. Schmidt, Jr.

PROPOSAL 1:  ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide that our Board of Directors consists of not less than three members and not more than nine members.  Our Amended and Restated Bylaws provide Directors shall be elected annually by the shareholders, and shall hold office until their successors are respectively elected and qualified.

Messrs. Donal R. Schmidt, Jr., Stephen Weathers, Robert B. Fields, Daniel Cofall and Mark Hall, currently serve as directors of the Company.  Our Board of Directors has nominated them for election at the Annual Meeting.

Pursuant to the Colorado corporate statutes and the Company’s Articles of Incorporation, as amended, directors are elected by a plurality of votes cast.  Under Rule 452 of the New York Stock Exchange, brokers may not cast discretionary votes for directors without instructions from the beneficial owners; therefore, it is important that all shareholders complete, sign and return the voting instruction forms that they receive from their brokers as promptly as possible.  In this election, which is not contested, a vote withheld as to one or more of the nominees being proposed for election to the Board will not be counted as votes cast for purposes of the election of directors at the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

Except as noted above, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of the Company. Messrs. Schmidt, Weathers, Fields, Cofall and Hall have consented to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected.  However, if any of them should become unavailable to serve as a director, and if the Board has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Vote Required and Recommendation

The five nominees for election to the Board of Directors, who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors.  Shareholders do not have the right to cumulate their votes for directors.  In this non-contested election of directors, a vote withheld will have no effect on the outcome.  Under Rule 452 of the New York Stock Exchange, brokers may not cast discretionary votes for the election of directors without instructions from the beneficial owners of the shares.  The Board recommends that its shareholders vote “FOR” each of the nominees for director set forth above.

Except as noted herein, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of the Company. Messrs. Schmidt, Weathers, Fields, Cofall and Hall have consented to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected.  However, if any of them should become unavailable to serve as a director, and if the Board has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Nominees for Election

The board does not have a formal policy regarding the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nomination and governance committee may consider and discuss diversity, among many other factors, with a broad view toward the needs of the entire board of directors. When identifying and recommending director nominees, the committee views diversity expansively to include, without limitation, factors such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that can contribute to board heterogeneity. The committee believes that including diversity as one of the many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the Company and the interests of its stockholders.  The board performs a review of the experiences, qualifications, attributes and skills of the board’s current membership, including the director nominees and the other members of the board, and believes that the current members of the board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

•	Successful business or professional experience;
•
Various areas of expertise or experience, which are valuable to the Company’s current business, such as financial and general management practices, energy sector knowledge, government services, investment and commercial banking relationships;

•	Personal and professional integrity and accountability, as well as sound business judgment;
•	Willingness and ability to commit the necessary time to fully discharge the responsibilities of board membership;
•	Leadership and consensus building skills; and
•	A commitment to the long-term success of the Company.

The board recommends Messrs. Schmidt, Weathers, and Fields be re-elected and Messrs. Cofall and Hall be elected at the 2012 annual meeting, each to serve until the next annual meeting of shareholders.  In the event that any nominee is unable or declines to serve, the proxies will be voted for the election of any alternate nominee as designated by the board of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The board of directors has affirmatively determined that each of the nominees qualifies for election under the criteria for evaluation of directors described in this section. In addition, the board of directors has determined that each nominee, except Mr. Schmidt, qualifies as being independent under all applicable regulations and standards. Additional information can be found under “CORPORATE GOVERNANCE—Director Independence” set forth below in this proxy statement. Each individual director has qualifications and skills that, when taken together as a whole, create a strong and well-balanced board. Biographical and director qualification information regarding each director, including each director nominee, is provided under “MANAGEMENT OF THE COMPANY—Directors and Executive Officers” above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and certain changes in beneficial ownership with the SEC and to furnish us with copies of those reports. To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the fiscal year ended April 30, 2011, our officers, directors and greater than 10% shareholders filed all reports required by Section 16(a), except as set forth below.  For each person subject to Section 16(a) of the Exchange Act, listed below is a description of the known failures by such persons to file on a timely basis the forms required by Section 16(a) during prior fiscal years:

Name	Late Reports	Late Transaction Reports	Failure to File
Donal R. Schmidt, Jr.	2	2	0
Robert B. Fields	2	2	0
Stephen W. Weathers	2	2	0
Daniel Cofall	2	2	0
Mark Hall	1	1	0
Thimothy S. Wafford	2	2	0
Judson F. Hoover	1	1	0
James E. Pennington	0	0	0
Jay Leaver	0	0	0
Denis L. Schmidt	1	1	0
Steven R. Henson

Name	Form	Due Date	Filed	Reported	Shares
Donal R. Schmidt, Jr.	4	8/8/2010	6/8/2011	6/8/2011	0 (1)
	4	8/10/2010	8/25/2011	8/25/2011	375,000 (2)
Robert B. Fields	4	1/12/2011	7/21/2011	7/21/2011	14,384
	4	6/22/2012	6/29/2012	6/29/2012	20,000 (3)
Stephen W. Weathers	4	1/12/2011	7/22/2011	7/22/2011	27,260
	4	11/8/2011	1/12/2012	1/12/2012	25,000
Daniel Cofall	3	9/14/2011	5/8/2012	5/8/2012	0
	4	11/8/2011	5/3/2012	5/3/2012	25,000
Mark Hall	4	4/5/2012	4/25/2012	4/25/2012	0
Thimothy S. Wafford	4	8/8/2010	6/8/2011	6/8/2011	0 (4)
	4	8/10/2010	8/25/2011	8/25/2011	375,000 (5)
Judson F. Hoover	4	7/7/2011	8/23/2011	8/23/2011	138
Denis L. Schmidt	3	9/16/2011	1/10/2012	1/10/2012	0
	4	1/25/2012	2/13/2012	2/13/2012	93,200

(1)	Correction for options issued on 1,000,000 shares.
(2)	773,333 shares in convertible notes.
(3)	Included warrants on 350,000 shares.
(4)	Correction for options issued on 1,000,000 shares.
(5)	773,333 shares in convertible notes.

Corporate Governance

On April 26, 2011, our Board of Directors adopted a written code of ethics, which is currently available on our website at www.snrv.com.

Meetings of the Board of Directors

During the fiscal year ended April 30, 2012, our Board of Directors held 28 meetings and took action by written consent on 3occasions.  No director attended fewer than 75% of the Board meetings held during this period.  The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting of shareholders. The four directors approved by the Shareholders at the fiscal year end April 30, 2011 Annual Meeting were in attendance at that meeting.

During our 2011 fiscal year, the Board of Directors had the following committees: (1) a nomination and governance committee (the “Nomination Committee”); (2) an audit committee (the “Audit Committee”); and (3) a compensation committee (the “Compensation Committee”).  Our Board of Directors has designated Daniel M. Cofall our “audit committee financial expert”.  Currently, each of our independent directors serves on each of these committees.

NON-EMPLOYEE DIRECTOR COMPENSATION

The board’s non-employee directors are paid pursuant to standard compensation package, split between cash payments and equity awards, designed to compensation each non-employee director for his service on the board.

The non-equity components of this program are: an annual board retainer of 25,000 shares; and $2,000 a month in cash. Non-employee directors also receive reimbursement of their reasonable travel and other out-of-pocket expenses to attend board and board committee meetings.

Components of Non-Employee Director Compensation

Any director who is an employee of Sun River Energy, Inc. receives no additional compensation for serving on the board of directors. The following table lists the non-employee director compensation components in 2011, which were as follows:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Compensation Earnings	All Other Compensation	Total
Stephen W. Weathers	$24,000	$55,750	A	$-	$-	$-	$79,750
Robert B. Fields	$24,000	$55,750	B	$-	$-	$-	$79,750
Daniel Cofall	$26,250	$55,570		$-	$-	$-	$82,000
Mark A. Hall	$24,000	$-	$-	$-	$-	$-	$24,000
Steven R. Henson	$20,000	$-	$-	$-	$-	$-	$20,000

a.	Mr. Weathers’ warrants that were scheduled to expire were granted an extension. The warrants on 350,000 shares are at a strike price currently above the market price.
b.	Mr. Fields was awarded warrants on 350,000 shares at a strike price currently above the market price.

CORPORATE GOVERNANCE

Communications with Directors

Stockholders and other parties interested in communicating directly and confidentially with the non-employee directors as a group may do so by writing to: Non-Employee Board of Directors, Attn: Corporate Secretary, Sun River Energy, Inc., 5646 Milton Street, Suite 130, Dallas, Texas 75206, in an envelope marked “Confidential.” The Corporate Secretary of the Company will promptly forward, unopened, to the Non-Employee Board of Directors all such correspondence. In addition, if you wish to communicate generally with the board you may do so by writing to: Corporate Secretary, Sun River Energy, Inc., 5646 Milton Street, Suite 130, Dallas, Texas 75206. The Corporate Secretary will review all such non-confidential correspondence and will either forward to the board of directors a summary of the correspondence, or a copy of the actual correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board of directors or its committees or that he otherwise determines requires board attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the board of directors and request copies of any such non-confidential correspondence.

Any stockholder or employee may submit at any time a good faith complaint regarding any accounting, accounting controls, internal controls or auditing matters concerning the Company without fear of dismissal or retaliation of any kind.

These policies and procedures are not intended to alter or amend the requirements a stockholder must satisfy in order to (i) present a stockholder proposal at a meeting of stockholders, (ii) nominate a candidate for the board of directors, or (iii) recommend a candidate for the board of directors for consideration by the corporate governance and nominating committee, whether set forth in the Company’s Amended and Restated By-laws, the policies or procedures regarding director nominations followed by the corporate governance and nominating committee or Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to the extent applicable.

The Company encourages, but does not have a policy requiring, directors to attend the annual stockholders’ meetings.

Leadership Structure and Risk Oversight

The Chairman of the Board presides at all meetings of the Board.  The Chairman is elected to serve by the other directors.  At the present time, one individual serves as our Chairman and as our Chief Executive Officer and President.  The Board does not have a lead independent director.  The Board has determined that, given the relatively early stage of the Company’s development, combining these roles is appropriate and will provide the Board with direct knowledge of and participation in the activities of our management.

The Board’s role in connection with risk oversight is to oversee and monitor the management of risk practiced by the Company’s management in the performance of their duties.  The Board does this in a number of ways, principally through meetings with and reports from our management team. The Board of Directors regularly considers potential risks facing the business of the Company. Board members identify for management risks that they view as inherent in the nature of the Company’s business that should receive management attention.

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests.  Minimum individual requirements include strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially.  Because of the nature of the Company’s business in oil and gas exploration, however, we have placed particular emphasis on finding individuals who have significant experience in this industry.  The Board believes that the qualifications of the directors, as set forth in their biographies set forth above, provides them with the qualifications and skills to serve as a director of our Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth certain information regarding our principal executive officer, principal financial officer or person action in a similar capacity, and each of our other most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending April 30, 2012 and 2011 exceeded $100,000:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Donal R. Schmidt, Jr.	2012	$75,000.00	-	$450,000	-	$2,545,896.10	$3,070,896.10
CEO,	2011	-	$960,000	-	$323,751		$1,283,751.00
Principal Executive Officer	2010	-	-	-	-	-	-

Judson F. Hoover	2012	$150,687.63	-	$112,500	-	-	$263,187.63
CFO	2011	$40,806.00	-	-	$55,909	-	$96,715.00
Principal Financial Officer	2010	-	-	-	-	-	-

Thimothy S. Wafford	2012	$75,000.00	-	$450,000	-	$2,545,896.10	$3,070,896.10
COO	2011	-	$960,000	-	$323,751	-	$1,283,751.00
	2010	-	-	-	-	-	-

James E. Pennington	2012	$174,270.96	-	$135,000	-	$298,791.57-	$608,062.53
General Counsel,	2011	$75,000.00	-	-	$78,305	-	$153,305.00
Secretary	2010	-	-	-	-	-	-

Thomas Schaefer	2012	$214,687.58	-	-	-	$4,875	$219,562.58
Former Vice President	2011	$83,333.00	-	-	$103,101	-	$186,434.00
of Engineering	2010	-	-	-	-	-	-

Jay Leaver	2012	$136,687.58	-	A	-	-	$136,687.58
Vice President	2011	$57,634.00	-	-	-	-	$94,874.00
of Geology	2010	$42,000.00	-	$103,500	-	-	$145,500.00

Denis Schmidt	2012	$60,687.64	-	B	-	-	$60,687.64
Treasurer	2011	$60,000	-	-	-	-	$60,000
	2010	-	-	-	-	-	-

A.	Mr. Leaver was awarded 160,000 shares on May 1, 2012
B.	Mr. Denis Schmidt was awarded 89,375 shares on May 1, 2012

Employment Agreements

Since June 4, 2012, Donal R. Schmidt, Jr.has been employed on an at-will basis by the Company as President and CEO and Thimothy S. Wafford has been employed on an at-will basis as the COO.  The Company defaulted under Mr. Schmidt and Mr. Wafford’s employment contracts.  The contracts were terminated and the amounts owed to Mr. Schmidt and Mr. Wafford under their contracts were reduced to Secured Promissory Notes and Mr. Schmidt and Mr. Wafford agreed to continue performing their duties on an at-will basis.

Jay Leaver is employed for a three-year term by the Company as Vice President of Geology, effective January 12, 2011.  During the year ended April 30, 2012, the Company defaulted on Mr. Leaver’s contract.  Mr. Leaver continues to perform his duties, as the Company and Mr. Leaver work out a resolution to the default.

Judson F. Hoover is employed for a three-year term by the Company as the Chief Financial Officer, effective March 31, 2011.  During the year ended April 30, 2012, the Company defaulted on Mr. Hoover’s contract.  Mr. Hoover continues to perform his duties, as the Company and Mr. Hoover work out a resolution to the default.

Since June 4, 2012, James E. Pennington has been employed on an at-will basis by the Company as General Counsel and Secretary.  From March 31, 2011 to June 4, 2012, Mr. Pennington served as the Company’s General Counsel and Secretary under a three-year term employment contract.  The Company defaulted under the terms of Mr. Pennington’s employment contract and employment contract was terminated and the amounts owed to Mr. Pennington under his contract were reduced to a Secured Promissory Note and Mr. Pennington agreed to continue performing his duties on an at-will basis.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers for the fiscal year ended April 30, 2012:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information as of August 20, 2012 with respect to the beneficial ownership of our Common Stock by (1) our directors, (2) our President and Chief Executive Officer (our principal executive officer), our Chief Financial Officer (our principal accounting officer) and our most highly-compensated executive officers as of April 30, 2012 (or any executive officer who would have been among the most highly-compensated but for the fact that such an individual was not serving as an executive officer as of April 30, 2012) whose total salary and bonus for the fiscal year ended April 30, 2012 exceeded $100,000 for services in all capacities to the Company  (collectively, the “Named Executive Officers”), (3) stockholders known by us to own beneficially 5% or more of the shares of our Common Stock, and (4) all of our Named Executive Officers and directors as a group. As of August 20, 2012, the Company had 41,311,639 shares of Common Stock issued and outstanding, 700,000 warrants exercisable by Directors (with exercise prices in excess of market), 26,952,919 shares convertible from a notes held by three Named Executive Officers of the Company.

Beneficial ownership is determined in accordance with the rules of SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC and information supplied by our transfer agent, Securities Transfer Corporation, as of the most recent practicable date. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 41,311,639shares outstanding on August 20, 2012 provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after August 20, 2012 pursuant to grants of stock options or awards of restricted stock are deemed to be outstanding and beneficially owned by the person holding such options or restricted stock for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)

Common Stock	Donal R. Schmidt, Jr.	15,203,792	(3)	22.3%
Common Stock	Thimothy S. Wafford	15,235,668	(4)	22.3%
Common Stock	Stephen Weathers	202,260	(5)	0.3%
Common Stock	James E. Pennington	1,845,105	(6)	2.7%

Common Stock	Thomas Schaefer	514,062	(7)	0.8%
Common Stock	Jay Leaver	270,157	(8)	0.4%
Common Stock	Robert B. Fields	325,009	(9)	0.5%
Common Stock	Judson F. Hoover	283,575	(10)	0.4%
Common Stock	Denis Schmidt	103,438		0.2%
Common Stock	Daniel M.Colfall	240,625		0.4%
Common Stock	Mark A. Hall	215,625		0.3%
Common Stock	All directors and executive officers as a group (ten persons)	34,439,316		50.4%

(1)	Expect as otherwise noted, the address for each of the beneficial ownership is our address at 5646 Milton Street, Suite 130, Dallas, Texas 75206.

(2)
Based upon 68,264,557 shares of common stock 41,311,639 issued and outstanding on the Record Date, 26,952,918 shares to be issued to by Officers in conversion of their notes from the Company at August 20, 2012.

(3)
Includes (a) 1,367,188 shares owned by Mr. Schmidt directly, (b) 1,107,124 shares owned by Sierra Foxtrot, LP, of which he is the managing member, owner of 50% of the outstanding membership interests of its general partner, and owner of 49.5% of the limited partnership interest, (c) 12,729,480 shares to be issued at Mr. Schmidt’s discretion upon conversion of a note he holds from the Company in satisfaction of the default on his contract.

(4)
Includes (a) 2,506,188 shares owned by Mr. Wafford directly, (b) 12,729,480 shares to be issued at Mr. Wafford’s discretion upon conversion of a note he holds from the Company in satisfaction of the default on his contract.

(5)	Includes (a) 202,260 shares of common stock. Does not include 5,000 shares owned by Mr. Weathers’ father.

(6)
Includes 351,147 shares owned by Mr. Pennington directly(b) 1,493,958 shares to be issued at Mr. Pennington’s discretion upon conversion of a note he holds from the Company in satisfaction of the default on his contract.

(7)	Includes 514,062 shares of common stock owned directly by Mr. Schaefer. Mr. Schaefer resigned as the Vice President of Engineering effective July 1, 2012.

(8)	Includes 270,157 shares owned by Mr. Leaver directly.

(9)	Includes 325,009 shares of common stock owned directly by Mr. Fields.

(10)	Includes 273,437 shares owned by Mr. Hoover directly, (b) 10,138 shares owned by Mr. Hoover jointly with his wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s CEO and Treasurer are brothers.  There are no other familiar relationships between executive officers, and members of the board of directors.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Lightfoot Guest Moore & Co., P.C. has served as our independent registered accounting firm since January 12, 2012.

The following table represents aggregate fees billed to us during the fiscal years ended April 30, 2012.

Year Ended April 30, 2012
Audit Fees	$23,852.16
Audit-related Fees	0
Tax Fees	0
All Other Fees	0
Total Fees	$23,852.16

We have an audit committee.  Our audit committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm.  As the audit committee was recently formed, they have not been able to evaluate and report on the most recent audit reports.

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of the Company’s financial statements and internal control over financial reporting and review of the interim financial statements included in quarterly reports, along with services that only the independent auditors can provide. These services include statutory and regulatory filings or comfort letters, statutory audits, attestation services (except those not required by statute or regulation), and consents with respect to, assistance with, and review of certain documents filed with the SEC.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services would include accounting consultations in connection with acquisitions and other transactions, attestation services related to financial reporting that are not required by statute or regulation, and consultations concerning financial standards, as well as the impact of proposed accounting rules and standards.

Tax Fees. Consist of fees billed for tax services that are unrelated to the integrated audit of the Company’s financial statements and internal control over financial reporting. These services include assistance regarding federal and state tax compliance, approved tax planning, review of returns and other tax advice.

All Other Fees. Consists of fees for products and services other than the services reported above.

Code of Ethics

Sun River Energy, Inc. has adopted a written code of ethics, which sets forth its expected standards of business conduct and which is applicable to all employees, including our chief executive officer, our principal financial officer, principal accounting officer, and persons performing similar functions (each a “principal officer”), as well as the directors of the Company. Our code of ethics satisfies the SEC’s definition of, and requirements for, such a code. A copy of our code of ethics is available on our corporate website, wwwsnrv.com. The Company intends to post amendments to, or waivers from, its code of ethics (to the extent applicable to or affecting any principal officer or director) on its website. The corporate governance and nominating committee, and when appropriate in conjunction with the audit committee, reviews and oversees compliance with the code of ethics.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines which are intended to provide effective governance of the business and affairs of the Company for the long-term benefit of its stockholders. You can review a copy of the Company’s corporate governance guidelines on our corporate website, www.snrv.com, under the heading “Investor Relations” and the sub-headings “Corporate Governance” and “Essential Governance Documents.” Additionally, you can obtain a copy of the corporate governance guidelines by mailing a request to Sun River Energy, Inc., Attn: Corporate Secretary, 5950 Berkshire Lane, Suite 1650, Dallas Texas 75225.

Responsibilities of the Board of Directors

The corporate governance guidelines provide that the responsibilities of the board are to:

•	Oversee legal compliance and ethical conduct.

•
Select the chief executive officer and other executive officers with due care, and establish compensation and benefits for those executives that, in addition to appropriate base salaries, will include appropriate performance-based bonuses and incentive compensation.

•	Evaluate the performance of the chief executive officer and other executive officers and make changes as may be required, in the sole discretion of the board of directors.

•	Provide oversight of senior management succession planning and, in the case of the chief executive officer succession planning, assume sole responsibility for the selection process and decision.

•	Review and approve the Company’s long-term and short-term strategic business and financial plans, and monitor regularly the Company’s performance regarding these plans and any associated risks.

•	Provide general advice and counsel to senior management.

•	Propose nominees, upon the recommendation of the corporate governance and nominating committee, for election as directors.

•	Implement effective corporate governance practices.

Structure of the Board of Directors

The Company’s corporate governance guidelines set forth the following concerning the structure of the board of directors and directors in general:

•	The board of directors determines the number of directors to serve thereon and will periodically review the board’s size and will make adjustments when deemed appropriate.

•
A majority of the directors must be “independent,” under NASDAQ listing standards and under applicable laws and regulations. It is the goal and present practice of the board of directors that at least 75% of the directors be independent.

•	Only independent, non-employee directors can serve on the audit committee, the corporate governance and nominating committee and the compensation committee.

•	Executive sessions will be held at each in person meeting of the board.

•	Directors are elected to serve a one-year term.

•	Directors are expected to attend regularly scheduled board and committee meetings and to use their best efforts to attend non-regularly scheduled board and committee meetings.

The board has flexibility under the corporate governance guidelines to select an appropriate leadership structure. The board currently believes the combination of CEO and President is the best structure for Sun River.  The duties of the chairman are to:

•	Preside at board meetings.

•	Preside at executive sessions or other meetings of the non-management directors.

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board.

•	Consult with management as to the agenda items for board and committee meetings.

•	Coordinate with committee chairs in the development and recommendations regarding board and committee meeting schedules.

The board believes its leadership structure not only provides for strong independent leadership, but also is in the best interest of the Company’s stockholders given that it effectively positions the CEO as the Company’s leader and will permit him to focus his entire energies on daily managing the overall business operations. The board acknowledges that its approach to leadership structure may evolve over time. Consequently, the board intends to periodically re-examine its corporate governance policies and leadership structure to ensure that they continue to meet the Company’s needs and objectives.

Desired Characteristics of Individual Directors and the Board

•
The board of directors is required to be composed of a majority of independent, non-employee directors with a diverse range of skills, ages, expertise and occupational backgrounds. Consequently, when considering and evaluating potential board nominees, the competencies of the entire board and characteristics of individual directors will be considered.

•	Nominees to the board of directors may be identified by various methods, including by stockholder nomination, director search firms or by present board members.

•
Potential new and incumbent directors should demonstrate or possess the following characteristics: independence (if non-employee); personal and professional integrity and accountability; breadth of experience; knowledge about the energy services industry; and a willingness to devote the necessary time and effort to fulfilling his/her responsibilities to the board.

Board of Directors’ Role in Risk Oversight

The Company’s board of directors has overall responsibility for the effective oversight of risk, whether financial, operational or strategic. This oversight function necessarily focuses on the most significant risks facing the Company and is deemed an important priority by the board. The board does not attempt to view in isolation the risks facing the Company, but tries to consider risk broadly and as a proper component of the Company’s strategy. The board does not believe it is possible, nor even desirable, to eliminate all business risk. Rather, reasonable and fully-considered risk-taking is deemed appropriate and necessary for the Company to remain competitive in its industry.

While the board of directors generally oversees risk management, the responsibility for daily managing these risks resides with the Company’s management team. The Company has established numerous internal processes for identifying and managing risk, including an enterprise risk management process and comprehensive internal and external audit processes. These processes have been designed to allow management to effectively identify and manage risks and to timely communicate the results of such activities with the board. Management routinely communicates with the board, its committees and individual directors, as appropriate, regarding various risks. All directors have direct and open access to the Company’s executive officers and various other members of the management team. As a result, throughout the year, the board and its committees communicate with each other and with management. At each board meeting the Company’s strategic and operational risk are presented and thoroughly discussed during the CEO’s operational report. The Company’s financial risks are specifically addressed during the formal presentation of its financial results at each board meeting. The board further considers risks when considering specific proposed actions.

In addition to the presentation of information to the full board, the board has delegated responsibility for the oversight of certain risks to the proper board committee. These committees regularly meet and report to the full board at each board meeting. In particular:

•
The audit committee oversees the risks relating to the Company’s financial statements, its financial reporting processes, accounting and legal/ethical compliance matters. The committee also oversees the internal audit function. Further, it broadly reviews the Company’s credit, liquidity, legal and market risks. The committee also oversees the guidelines, policies and processes by which the Company manages, and mitigates as appropriate, the various extant financial risks.

•
The compensation committee oversees the risks relating to the compensation philosophy and programs of the Company and generally evaluates the effect the Company’s compensation structure may have on management risk taking. The committee also monitors risks relating to overall management and organizational structure, as well as succession planning at the executive officer and key employee levels.

•
The corporate governance and nominating committee provides oversight on risks relating to the governance structure and processes of the Company and, along with the audit committee if necessary, monitors all related party transactions and potential conflict of interest issues, including the risks which could result therefrom.

As indicated above, the board’s proper role is risk oversight as opposed to the day-to-day management of risks, which is the focus of the Company’s management team. The board believes this division of responsibility provides an effective means for addressing the full spectrum of risks facing the Company. Furthermore, the board believes that its leadership structure, with an independent, non-management chairman of the board and of each committee, supports its risk oversight function.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section discusses Sun River Energy’s executive compensation program, including the compensation awarded to, earned by, or paid to our named executive officers and the material elements of their compensation.
We have historically operated our business with a small and tightly integrated management team possessing the skills deemed necessary by the board of directors to address the special requirements of our business. Our compensation system is one important factor in our ability to attract, retain and properly motivate the skilled individuals we need.

Compensation Philosophy and Objectives

The compensation committee (“Committee”) of the board of directors oversees the Company’s executive compensation program, as well as establishes and reviews the program’s overall compensation philosophy. We have designed our executive compensation programs to reward and retain our senior executives, as well as to encourage management actions that will increase stockholder value. We evaluate compensation levels relative to Company and individual performance and to industry norms to ensure that we maintain our ability to attract and retain outstanding employees in key positions. The Committee believes that the Company’s compensation program for its named executive officers should be designed to encourage and reward enhancement of stockholder value by linking the financial interest of these executives to the financial interests of the Company’s stockholders, including long-term stockholder value appreciation.

The program focuses on the following key objectives:

Sun River’s compensation program should encourage executive performance that benefits the organizational results by linking compensation to overall financial, operational and stock price performance.

The Company’s compensation program for its named executive officers seeks to link compensation to the financial performance of the Company as a whole. Annual cash incentives, while entirely discretionary, are viewed in the context of whether certain corporate financial and operational goals were achieved. These annual incentives are periodically reviewed and modified, as appropriate, by the Committee. Similarly, the program seeks to provide a meaningful portion of each named executive officer’s compensation in the form of equity-based compensation, to align compensation with the Company’s long-term capital appreciation and to further enhance these executives’ alignment with the interests of stockholders.

Incentive compensation should constitute a greater part of total compensation for senior positions.

The Committee believes that total compensation should generally increase with position and responsibility and, as employees move to higher levels of responsibility with greater ability to influence the Company’s results, the percentage of their pay at risk should accordingly increase. As a result, the Company’s executive compensation program seeks to place an appropriate proportion of the named executive officers’ compensation “at risk” in the form of an annual cash bonus and equity-based award, which are tied to the Company’s overall operational, financial and stock performance. In exercising its judgment with regard to evaluating management performance and making other compensation decisions, the Committee reviews a variety of factors, including operating performance, execution of the Company’s business strategy and current plan, earnings performance on an absolute and relative basis, progress in implementing business development efforts, market levels of compensation in our industry, and any other factors and circumstances determined to be pertinent.

Incentive compensation should strike a balance between short-term and long-term performance.

The Company’s compensation plans seek to focus management on achieving short-term financial and operational goals in a manner that supports the Company’s long-term success and profitability. Consequently, the Company uses short-term incentives to reward effective ongoing management of corporate operations through annual performance incentives tied to the Company’s overall annual goals. Similarly, the Company uses long-term incentives to motivate the named executive officers toward long-term management of the business through prudent use of equity programs that focus management attention on increasing long-term stockholder value. Because the Company’s long-term success should be a priority for these executive officers, the Company’s compensation plan emphasizes long-term incentives for the named executive officers, through the long-term nature of equity-based compensation.

Sun River Energy’s compensation levels should attract, retain, motivate and reward key executives through competitive salary and incentive plans.

The Company’s overall compensation levels are targeted to attract the type of talented individuals needed to achieve the long-term financial and operational strategy of the Company. The Committee sets compensation levels, the relative mix of compensation elements, annual incentive opportunities and long-term incentive grants based on its assessment of each executive’s position, responsibilities and performance. While certain elements of the Company’s compensation program are quantitative in nature, the Committee avoids an expressly formulaic approach to executive compensation decisions. As a result, the Committee also reviews a comparison of the Company’s compensation package to the aggregate compensation of executives of a peer group of contract drilling and energy services companies to determine the overall competitiveness of Company’s compensation package.

Components of Compensation

The Company provides four compensation components to its named executive officers:

•	Base Salary,

•	Annual Incentive Awards,

•	Long-Term Incentive Awards, and

•	Benefits and Perquisites

Base Salary. We establish base salaries for our named executive officers at competitive levels for the respective positions, taking into account their responsibilities and experience. We determine base salary levels on the market for similar positions in our industry and make adjustments as we deem necessary.

Annual Incentive Awards. We make annual incentive awards comprised of two components—cash bonus and equity grants—that are tied to our overall financial results, as well as the performance of each named executive officer. Our annual incentives are designed to reward management performance relative to expectations and goals across a broad range of metrics, both on an absolute basis and relative to the peer group based on prevailing industry conditions.

Our annual incentive awards, as well as our philosophy in administering them as described above, contemplate that the Committee will review the financial performance of the Company and will assess, together with the CEO (except with regard to himself), the named executive officer’s personal performance in determining the annual incentive award to be made.

Long-Term Incentive Awards. As part of our executive compensation program, we provide long-term incentives, in the form of equity awards, to our executives. As discussed above, the Committee has a targeted allocation of the annual incentive award to be split two-thirds in cash and one-third in equity. Stock options and restricted stock units granted to the named executive officers are granted as a component of their respective annual incentive award and are based upon individual performance in their functional areas and the contribution of each officer to the Company’s overall achievement of certain financial and operational goals.

In addition, we may grant additional equity awards on a one-time basis at the commencement of employment of an executive or in the case where the Committee determines that such an equity grant is warranted. We award equity-based long-term incentives because we believe that such awards link management’s risk and investment decisions with stockholders’ interests, and promote retention, stability and corporate loyalty among our named executive officers. In determining to grant options or other forms of equity, the Committee considers a number of factors including market data, the individual’s role within the Company and the financial impact and the potential value of an option grant versus other equity instruments. As equity-based awards are inherently tied to the performance of our common stock, we believe that a vesting schedule primarily based on continued service is appropriate to meet the retention and performance incentive goals.

Benefits and Perquisites. Named executive officers are eligible to participate in our standard medical, prescription drug and dental insurance, disability insurance, group life insurance and retirement plans and other benefits provided to other full time employees. We do not maintain any defined benefit retirement plans.

Employment Agreements and Post Termination Compensation

All employment agreements with the Company have been breached.  Settlement amounts have been reached with Mr. Schmidt, Mr. Wafford and Mr. Pennington and the Company is currently negotiating with Mr. Hoover and Mr. Leaver.  We are also in negotiations with Mr. Tom Schaefer, our former Vice President of Engineering.

Impact of Tax and Accounting Treatment

Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), denies a publicly-held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. Qualified performance-based compensation which meets certain requirements imposed by Section 162(m) is not subject to the limitations on deductibility. While we generally endeavor to structure compensation so as to qualify for deductibility, we may authorize compensation that may not be deductible when we believe such nondeductible compensation is warranted under the then present circumstances.

COMPENSATION-RELATED RISK MANAGEMENT

The board of directors, believes the Company’s compensation policies and practices for its named executive officers, as well as those relating to all employees generally across the Company, are not reasonably likely to create inappropriate management risk-taking that could have a material adverse effect on the Company. The compensation committee believes that, as discussed at length above, the Company’s compensation policies and practices are well-balanced between the cash/equity mix utilized to incent both short-term and long-term business objectives. This practice is considered appropriate to help ensure a reasonable relationship between the annual and long-term compensation elements and it is not considered to create incentives for excessive or imprudent risk-taking by management. To the contrary, the committee believes that the Company’s compensation policies and practices actually serve to ensure a long-term value creation focus by management.

SHAREHOLDER MATTERS

Shareholder Communications with the Board

Any shareholder may communicate by mail with the Board or individual directors by addressing this correspondence to our Corporate Secretary, 5646 Milton Street, Suite 130, Dallas, TX 75206 or via our website at www.snrv.com.  The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration.  The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response.  In particular, communications such as customer or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholders who wish to have proposals for action (including nominations of candidates for election to the Board of Directors) at our next annual meeting of shareholders considered for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting of shareholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission, must cause their proposals to be received in writing by us no later than January 31, 2013. Such proposals must be submitted in writing to the attention of our Corporate Secretary, 5646 Milton Street, Suite 130, Dallas, Texas 75206. Proposals may be included in next year’s proxy materials if they comply with the rules and regulations promulgated by the Securities and Exchange Commission and our bylaws. The deadline for submitting a shareholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also January 31, 2013. Shareholders are also advised to review the Company’s articles of incorporation and bylaws, which contain additional advance notice requirements for proposals submitted outside the processes of Rule 14a-8. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in our bylaws.

AVAILABILITY OF FORM 10K

A copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2012, which has been filed with the SEC, including the financial statements, but without exhibits, will be provided without charge to any shareholder or beneficial owner of Common Stock upon written request to Corporate Secretary, 5646 Milton Street, Suite 130, Dallas, Texas 75206.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As and to the extent permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless those shareholders have notified us of their desire to receive multiple copies of the Proxy Statement.

Shareholders residing at the same address who currently receive only one copy of the Proxy Statement and who would like to receive an additional copy of the Proxy Statement for this Annual Meeting or in the future may contact our Corporate Secretary by phone at (800) 669-6511 or by mail to the Corporate Secretary, 5646 Milton Street, Suite 130, Dallas, Texas 75206. The Company will promptly deliver, upon written or oral request, a separate copy of its Annual Report or these proxy materials to a shareholder at a shared address to which a single copy of such documents was delivered.  In addition, if you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials or Annual Report, or if you hold Company stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary at the above address or telephone number.

By Order of the Board of Directors

/s/ James E. Pennington

James E. Pennington
General Counsel and Corporate Secretary

SUN RIVER ENERGY, INC.

ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 17, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SUN RIVER ENERGY, INC.

The undersigned hereby appoints James E. Pennington with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $0.0001 par value per share, of Sun River Energy, Inc., a Colorado corporation (the “Company”), held of record by the undersigned on August 20, 2012 at the Annual Meeting of Shareholders to be held on Wednesday, October 17, 2012, or at any adjournments or postponements thereof.

Proposals to be voted on at the Annual Meeting are listed below along with the recommendations of the Board of Directors of Sun River Energy, Inc.

The Board of Directors recommends you vote FOR the following:

Proposal 1.	Elect as Directors the nominees listed below

Nominees	Position Held	For	Against	Abstain
Donal R. Schmidt, Jr.	Chairman of the Board, President, Chief Executive Officer, Director	☐	☐	☐
Stephen W. Weathers	Director	☐	☐	☐
Robert B. Fields	Director	☐	☐	☐
Daniel M. Cofall	Director	☐	☐	☐
Mark A. Hall	Director	☐	☐	☐

Proposal 2.	To authorize the proxy to vote, in his discretion, upon other business as may come before the meeting.

[  ]    FOR                                [  ]    AGAINST                                           [  ]    ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, the proxy will be voted FOR Proposals 1 and 2.

Dated: _________________________, 2012	____________________________________
Shareholder Signature

____________________________________
Shareholder Signature (Joint)

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